UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2011

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 29, 2011, Pegasystems Inc. (“we” or the “Company”) entered into two new lease agreements with Charles Park One, LLC and Charles Park Two, LLC to lease certain premises used for the Company’s office headquarters in Cambridge, Massachusetts (the “New Leases”). Under the New Leases, the Company will lease two adjoining buildings located at One Charles Park and One Rogers Street, for a total of 162,854 square feet. The New Leases have staggered commencement dates, the first of which is July 1, 2011, but both terminate on December 31, 2023, subject to two 5-year extension options.

The Company’s current lease for the premises at 101 Main Street, Cambridge, Massachusetts (the “Existing Lease”) is scheduled to expire on May 31, 2013. The Company will continue to pay its monthly rent through the remaining term period. The total rents under the New Leases equal $89,543,000 over the term of the New Leases. The New Leases provide the Company with free rent for the remaining term of the Existing Lease, for the same amount of space covered by the Existing Lease. The Company is also receiving allowances for tenant improvements under the New Leases.

Item 9.01.	Financial Statements and Exhibits

99.1	Lease dated June 29, 2011 between Charles Park One, LLC and Pegasystems Inc. for premises at One Charles Park.

99.2	Lease dated June 29, 2011 between Charles Park Two, LLC and Pegasystems Inc. for premises at One Rogers Street.

99.3	Press Release dated July 5, 2011 announcing New Lease signing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: July 6, 2011	By:	/s/ Shawn Hoyt
Shawn Hoyt General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Lease dated June 29, 2011 between Charles Park One, LLC and Pegasystems Inc. for premises at One Charles Park.

99.2	Lease dated June 29, 2011 between Charles Park Two, LLC and Pegasystems Inc. for premises at One Rogers Street.

99.3	Press Release dated July 5, 2011 announcing New Lease signing.